Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
FNB United Corp.
Asheboro, North Carolina

We consent to the incorporation by reference in the registration statements (Nos. 33-72686, 333-54702, 333-99333, 333-105442, 333-109450, 333-133734, 333-143703,  and 333-144132) on Form S-8 and the  registration statement (No. 33-59565) on Form S-3 of FNB United Corp.of our reports dated March 17, 2008,with respect to the consolidated financial statements of FNB United Corp., and the effectiveness of internal control over financial reporting,, which reports appear in FNB United Corp’s December 31, 2007 Annual Report on Form 10-K.

Raleigh, North Carolina
March 17, 2008

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